UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
September 26, 2019
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  7.01 – Regulation FD Disclosure
This Current Report on Form 8-K is being furnished to aid investors by providing supplemental information related to the retrospective impact of discontinued operations and changes in segment reporting. Attached as Exhibit 99.1 is recast historical quarterly and year-to-date unaudited financial information reflecting these modifications, as well as certain non-GAAP financial measures (as defined by the Securities and Exchange Commission) reconciled to the GAAP presentation.
As previously disclosed, Campbell Soup Company ("we" or "our") signed a definitive agreement for the sale of the Kelsen business on July 12, 2019, and completed the sale on September 23, 2019, for approximately $300 million, subject to customary purchase price adjustments. We also signed a definitive agreement on August 1, 2019, for the sale of the Arnott’s business and certain other international operations, including the simple meals and shelf-stable beverages businesses in Australia and Asia Pacific (the Arnott's and international operations), for $2.2 billion, subject to customary purchase price adjustments. These businesses were historically included in the Global Biscuits and Snacks reportable segment. Beginning in the fourth quarter of fiscal 2019, we have reflected the results of operations of the Kelsen business and the Arnott’s and international operations (collectively referred to as Campbell International) as discontinued operations for all periods presented. As previously disclosed, we sold our businesses in our Campbell Fresh operating segment during fiscal 2019. Beginning in the third quarter of fiscal 2019, we have reflected the results of Campbell Fresh as discontinued operations for all periods presented. Our reportable segments in continuing operations are:

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Meals & Beverages, which includes the retail and foodservice businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups, non-dairy beverages and other simple meals; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum baby food and snacks; V8 juices and beverages; and Campbell’s tomato juice. The segment also includes the simple meals and shelf-stable beverages business in Latin America; and

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Snacks, which consists of Pepperidge Farm cookies, crackers, fresh bakery and frozen products in U.S. retail, including Milano cookies and Goldfish crackers; and Snyder’s of Hanover pretzels, Lance sandwich crackers, Cape Cod and Kettle Brand potato chips, Late July snacks, Snack Factory Pretzel Crisps, Pop Secret popcorn, Emerald nuts, and other snacking products in the U.S. and Canada. The segment also includes our European chips business.

Beginning in fiscal 2020, our simple meals and shelf-stable beverages business in Latin America is managed as part of the Snacks segment.
The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

99.1
Recast historical quarterly and year-to-date unaudited financial information reflecting discontinued operations and changes in our segment reporting, as well as certain non-GAAP financial measures (as defined by the Securities and Exchange Commission) reconciled to the GAAP presentation.

EXHIBIT INDEX

Exhibit No.

99.1
Recast historical quarterly and year-to-date unaudited financial information reflecting discontinued operations and changes in our segment reporting, as well as certain non-GAAP financial measures (as defined by the Securities and Exchange Commission) reconciled to the GAAP presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: September 26, 2019	By:	/s/ Anthony P. DiSilvestro
Anthony P. DiSilvestro
Senior Vice President and Chief Financial Officer

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